Exhibit 1.1

Execution Version

SCORPIO TANKERS INC.

7.00% Fixed Rate Senior Unsecured Notes due 2025

UNDERWRITING AGREEMENT

May 26, 2020

B. Riley FBR, Inc.

299 Park Avenue, 21st Floor

New York, New York 10171

for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Scorpio Tankers Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as manager (the “Manager”), $25,000,000 aggregate principal amount of its 7.00% Fixed Rate Senior Unsecured Notes due 2025 (the “Firm Securities”), to be issued pursuant to the provisions of an Indenture dated as of May 12, 2014 (the “Base Indenture”) between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by a Fourth Supplemental Indenture to be dated as of the Closing Date (as defined in Section 4) between the Company and the Trustee (as so supplemented, the “Indenture”). The Company also proposes to issue and sell to the several Underwriters not more than an additional $3,750,000 aggregate principal amount of its 7.00% Fixed Rate Senior Unsecured Notes due 2025 (the “Additional Securities”), if and to the extent that the Manager shall have elected to exercise, on behalf of the Underwriters, the right to purchase Additional Securities pursuant to the option granted to the Underwriters in Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-230469) on Form F-3, including a prospectus relating to the securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. The registration statement as amended to the date of this agreement (the “Agreement”), including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated March 22, 2019, in the form first used by the Underwriters to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth opposite the caption “Time of Sale Prospectus” in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference therein.

1.       Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)     Registration Statement. All of the conditions to the use of Form F-3 in connection with the offering and sale of the Securities as contemplated hereby have been satisfied. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement. The Company has paid, or if the Prospectus has not yet been filed with the Commission will pay, the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) under the Securities Act either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

(b)     No Material Misstatement or Omission. (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4) and any Option Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus, broadly available road show materials or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee. For purposes of this Agreement, the only information furnished to the Company by any Underwriter through the Manager is the information in the first sentence in the third paragraph in the Prospectus under the heading “Underwriting.”

(c)     Ineligible Issuer; Free Writing Prospectuses. The Company is not an “ineligible issuer” in connection with the offering of the Securities pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, which shall not be unreasonably withheld, prepare, use or refer to, any free writing prospectus.

(d)     Organization of the Company. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Republic of the Marshall Islands, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (as defined below).

(e)     Subsidiaries. Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, has the corporate, limited partnership or limited liability company power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned, directly or indirectly, by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as are described in the Time of Sale Prospectus.

(f)     Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(g)     Indenture. The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(h)     Securities. The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture.

(i)     Absence of Conflicts and Further Requirements; No Consents. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Securities and each document that is described in or filed as an exhibit to, or incorporated by reference into, the Registration Statement (each a “Filed Document” and collectively the “Filed Documents”) will not (i) contravene any provision of applicable law or the amended and restated articles of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, (ii) conflict with or constitute a breach of, or Default (as defined below) or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument (as defined below), except, with respect to this clause (ii), for such conflicts, breaches, Defaults, Debt Repayment Triggering Events that would not, individually or in the aggregate, have a Material Adverse Effect, and (iii) require any consent, approval, authorization or order of, or qualification with, any governmental body or agency, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities or the Financial Industry Regulatory Authority, Inc. (“FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf), issued by the Company, the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its significant subsidiaries.

(j)     Absence of Defaults. Neither the Company nor any subsidiary is (i) in breach or violation of its certificate or articles of incorporation, charter, bylaws, limited liability company agreement, limited partnership agreement, certificate or agreement of limited or general partnership, memorandum and articles of association, or other similar organizational documents, as the case may be, of such entity, (ii) in material breach of or in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of their properties, as applicable, except, with respect to clauses (ii) and (iii) only, for such breaches, violations or Defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(k)     Material Adverse Effect. There has not occurred any material adverse change, or any development involving a prospective material adverse change, (i) in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus or (ii) that would prevent, materially interfere with or materially delay consummation of the transactions contemplated hereby (the effects described in the foregoing clauses (i) and (ii) being herein referred to as a “Material Adverse Effect”).

(l)     Absence of Proceedings. There are no legal or governmental investigations, claims, actions, suits or proceedings (“Proceedings”) pending or threatened to which the Company or any of its subsidiaries or solely in connection with the Company or any of its subsidiaries, each of Scorpio Ship Management S.A.M. (“SSM”), Scorpio Commercial Management S.A.M. (“SCM”) and Scorpio Services Holding Limited (“SSH” and together with SSM and SCM, the “Scorpio Managers”) or any of their respective affiliates is a party, or to which any of the properties of the Company or any of its subsidiaries is subject, including without limitation, Proceedings relating to Environmental Laws (as defined below) or any other environmental or regulatory matters, (1) other than Proceedings accurately described in all material respects in the Time of Sale Prospectus and Proceedings that would not have a Material Adverse Effect, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Securities, the Filed Documents or to consummate the transactions contemplated by the Time of Sale Prospectus or (2) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m)     Taxes. The Company and its subsidiaries have filed all U.S. federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

(n)     Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)     FINRA Exemption. To enable the Underwriters to rely on Rule 5110(b)(7)(C)(i) of the FINRA rules, the Company represents that the Company (i) has a non-affiliate, public common equity float of at least $300 million and (ii) has been subject to the Exchange Act reporting requirements for a period of at least 36 months prior to the date of this Agreement and has filed in a timely manner all reports required to be filed during the 12 calendar months and any portion of a month immediately preceding the filing of the Registration Statement.

(p)     Environmental Laws. The Company, its subsidiaries and, solely in connection with the Company and its subsidiaries, the Scorpio Managers and each of their respective affiliates (i) are in compliance with any and all applicable international, foreign, federal, state and local laws, regulations, conventions and treaties (including those promulgated by the International Maritime Organization) relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including petroleum, petroleum products or other hydrocarbons (“Environmental Laws”), (ii) have received all permits, licenses, certificates or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license, certificate or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses, certificates or other approvals or failure to comply with the terms and conditions of such permits, licenses, certificates or approvals would not, singly or in the aggregate, have a Material Adverse Effect and (iv) are not subject to any pending or, to the Company’s knowledge, threatened Proceeding under Environmental Laws to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up or remediation of releases, closure of properties or compliance with Environmental Laws or any permit, license, certificate or approval, any related constraints on operating activities and any potential liabilities to third parties whether statutory, contractually or otherwise) which would, singly or in the aggregate, have a Material Adverse Effect, and there are no events or circumstances that would reasonably be expected to result in such costs or liabilities.

(q)     No Registration Rights; No Commissions. Except as described in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(r)     Anti-Corruption Laws. Neither the Company nor any of its subsidiaries, nor any director, officer or employee, nor, to the Company’s knowledge, any affiliate, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage or to any person in violation of any applicable anti-corruption laws; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representations and warranties contained herein, and neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering of Securities in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(s)     Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(t)     Sanctions. (i) The Company represents that neither the Company nor any of its subsidiaries (collectively, the “Entity”) or any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)     the subject of any sanctions administered or enforced by the U.S. Government, including the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)     solely with respect to any Entity or Person, located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Venezuela).

(ii)     The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)     to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, except as would be permitted for a Person required to comply with Sanctions; or

(B)     in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)     For the past five (5) years, the Entity has not knowingly engaged in, is not knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions, except as would have been, or would be, permitted for a Person required to comply with Sanctions.

(u)     Absence of Certain Changes. Subsequent to the respective dates as of which information is given (including information incorporated by reference) in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively; neither the Company nor any of the subsidiaries has sustained since the date of the most recent audited financial statements included in the Registration Statement and the Prospectus any loss or interference with its respective business from the actual or constructive loss of or to any vessel, the requisition for title of any vessel, fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that resulted in a Material Adverse Effect.

(v)     Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property, if any, and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(w)     Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(x)     Labor Disputes. No material labor dispute with the employees of the Company, its subsidiaries and, solely in connection with the Company and its subsidiaries, the Scorpio Managers and each of their respective affiliates exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its or any of the Scorpio Managers or their respective affiliates, principal suppliers, shipyards, manufacturers, contractors or customers that could have a Material Adverse Effect.

(y)     Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism, war risks, and earthquakes and total loss from collision, fire, grounding and engine breakdown; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; neither the Company nor any of its subsidiaries is currently required to make any payment, or is aware of any facts which would require the Company or any of its subsidiaries to make any payment, in respect of a call by, or a contribution to, any insurance club; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(z)     Possession of Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of Proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(aa)     Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(bb)     Independent Accountants. PricewaterhouseCoopers Audit (“PWC France”), which expressed its opinion with respect to the financial statements (which term as used in this

Agreement includes the related notes thereto) of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm within the meaning of the Securities Act and the Exchange Act.

(cc)     Financial Statements. The historical consolidated financial statements of the Company, together with the related schedules and notes, included in the Registration Statement and the Prospectus present fairly in all material respects the financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with IFRS applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The summary consolidated historical financial data of the Company set forth (or incorporated by reference) in the Registration Statement and the Prospectus presents fairly in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement and the Prospectus. The statistical and market-related data and forward looking statements included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and are accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus under the Securities Act or the applicable rules and regulations of the Commission thereunder. All disclosures contained in the Registration Statement or the Prospectus, or incorporated by reference therein, regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(dd)     Fair Summary. The statements included in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus under the headings “Enforcement of Civil Liabilities,” “Description of Notes,” “Description of Other Indebtedness,” “Material United States Federal Income Tax Considerations,” “Marshall Islands Tax Considerations,” “Management,” “Service of Process and Enforcement of Civil Liabilities” “Description of Capital Stock,” “Information on the Company – Business Overview – Environmental and Other Regulations in the Shipping Industry,” “Information on the Company – Business Overview – Inspection by Classification Societies,” “Information on the Company – Business Overview – Risk of Loss and Liability Insurance,” “Operating and Financial Review and Prospects – Liquidity and Capital Resources – Long-Term Debt Obligations and Credit Arrangements,” “Directors, Senior Management and Employees – Compensation,” “Major Shareholders and Related Party Transactions – Related Party Transactions,” “Financial Information – Consolidated Statements and Other Financial Information – Legal Proceedings,” “Financial Information – Consolidated Statements and Other Financial Information – Dividend Policy,” “Corporate Governance” and “Additional Information – Taxation,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(ee)     Distributions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, and all such dividends and other distributions are not subject to income withholding or other taxes under the current laws and regulations of the jurisdictions where such subsidiaries are organized, except as described in or contemplated by the Time of Sale Prospectus and the Prospectus. All dividends and other distributions declared and payable on the shares of capital stock of the Company may under the current laws and regulations of the Republic of the Marshall Islands be paid in United States dollars and may be freely transferred out of the Republic of the Marshall Islands, and all such dividends and other distributions are not subject to income withholding or other taxes under the current laws and regulations of the Republic of the Marshall Islands and the Principality of Monaco or any political subdivision or taxing authority thereof or therein and are otherwise free and clear of any other tax, withholding or deduction in, and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities in, the Republic of the Marshall Islands and the Principality of Monaco or any political subdivision or taxing authority thereof or therein.

(ff)     No Immunity. Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Republic of the Marshall Islands.

(gg)     Foreign Private Issuer. The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(hh)     Passive Foreign Investment Company. Based on current law and the Company’s current operations and future projections, the Company does not believe it would be treated as a passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), with respect to any taxable year. Although the Company intends to conduct its affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, the Company can make no assurances that the nature of its operations will not change in the future.

(ii)     Federal Income Tax. The Company believes that it and its subsidiaries will qualify for the exemption from U.S. federal income tax on their U.S. source international transportation income under Section 883 of the Code for the taxable year ending December 31, 2020 and future taxable years.

(jj)     Vessels. All of the vessels described in the Registration Statement, the Time of Sale Prospectus and the Prospectus are owned or time chartered in or bareboat chartered directly or indirectly by subsidiaries of the Company; each of the vessels described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as owned by one of the Company’s subsidiaries has been and is as of the date hereof duly registered, and is in good standing with respect to the payment of past and current taxes, fees and other amounts, except where the failure to be in such good standing would not adversely affect its registry with such ship registry of such jurisdiction, in the name of the relevant entity that owns it under the laws and regulations and the flag of the nation of its registration, in each case as disclosed in the Time of Sale Prospectus and the Prospectus, and no other action is necessary to establish such entity’s title to and interest in such vessel as against any charterer or third party and all of the vessels described in the Time of Sale Prospectus and the Prospectus as owned by one of the Company’s subsidiaries will be owned directly by such subsidiary of the Company free and clear of all liens, claims, security interests or other encumbrances, except as set forth in the Time of Sale Prospectus and the Prospectus.

(kk)     No Tax. No stamp duty, stock exchange tax, value-added tax, withholding tax or any other similar duty or tax is payable in the United States, the Republic of the Marshall Islands, or the Principality of Monaco, or any political subdivision thereof, or to any authority therein having power to tax, in connection with the execution, delivery or performance of this agreement by the parties hereto or the issuance, sale or delivery of the Securities to be sold by the Company, to the Underwriters or the initial resales thereof by the Underwriters in the manner contemplated by this Agreement and the Prospectus.

(ll)     Cybersecurity. (A) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”), (B) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(mm)     No Reliance. The Company has not relied upon the Underwriters or their legal counsel for any legal, tax or accounting advice in connection with the offering and sale of the Securities.

(nn)     Filed Documents. Each of the Filed Documents has been duly authorized, executed and delivered by the respective parties thereto, and (i) in respect of the Company and any subsidiary and (ii) in respect of any third party, to the Company’s knowledge, is a valid and binding agreement of each such party enforceable against each such party in accordance with its terms and the Time of Sale Prospectus and the Prospectus, and each contains a summary of their terms which summary is accurate, complete and fair; and neither the Company nor any subsidiary has sent or received any communication regarding termination of any Filed Document and no such termination has been threatened by the Company or any subsidiary or, to the Company’s knowledge, by any third party.

Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein as of the date or dates indicated therein.

2.       Agreements to Sell and Purchase. The Company hereby agrees to issue and sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Firm Securities set forth in Schedule II hereto opposite its name at a purchase price of $24.2125 per Security (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Securities, and the Underwriters shall have the right to purchase, severally and not jointly, the Additional Securities or any portion of the aggregate principal amount of Additional Securities at the Purchase Price. The Manager may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company not later than 30 days after the date of this Agreement, provided that this right may be exercised solely to cover over-allotments made in connection with the offering. Any exercise notice shall specify the principal amount of Additional Securities to be purchased by the Underwriters and the date on which such Additional Securities are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date for the Firm Securities nor later than ten business days after the date of such notice; provided, however, that if notice is received prior to the Closing Date, the purchase date will be the Closing Date. On each day, if any, that Additional Securities are to be purchased (each an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the principal amount of Additional Securities (subject to such adjustments to eliminate fractional Securities as the Manager may determine) that bears the same proportion to the principal amount of Additional Securities to be purchased on such Option Closing Date as the principal amount of Firm Securities set forth in Schedule II hereto opposite the name of such Underwriter bears to the principal amount of Firm Securities.

3.       Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

4.       Payment and Delivery. Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on May 29, 2020. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 hereof or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as shall be designated in writing by the Manager.

The Securities shall be in definitive form or global form, as specified by the Manager, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Securities and Additional Securities shall be delivered to the Manager on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be (i) reduced by any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Securities to the Underwriters duly paid and (ii) shall be treated as satisfied to the extent of any amount withheld and paid over to the applicable taxing authority as required by law.

5.       Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Securities as provided herein on the Closing Date or any Option Closing Date are subject to the following conditions:

(a)     Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or any Option Closing Date, as the case may be:

(i)     there shall be no rating accorded to any of the Securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act;

(ii)     there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus; and

(iii)     all corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Indenture, the Securities and the Filed Documents shall be reasonably satisfactory in all material respects to counsel for the Underwriters.

(b)     The Underwriters shall have received on the Closing Date and any Option Closing Date, a certificate, dated the Closing Date or the Option Closing Date, as the case may be, and signed by an executive officer of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or the Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or the Option Closing Date, as the case may be.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)     The Underwriters shall have received on the date hereof, the Closing Date and any Option Closing Date, a certificate, dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, and signed by the Chief Financial Officer of the Company, certifying, in his capacity as Chief Financial Officer that:

(i)     as the Chief Financial Officer of the Company, he is (i) responsible for the financial and accounting matters of the Company and its subsidiaries, including the oversight of the financial and accounting functions and staff; (ii) knowledgeable about the internal accounting records and accounting practices, systems, policies and procedures of the Company and its subsidiaries; and (iii) sufficiently familiar with the present financial affairs of the Company and its subsidiaries that any material changes in the facts underlying the data relied upon by him in making this Certificate occurring since the respective dates of such data would have come to his attention prior to the date hereof in the ordinary course of business;

(ii)     he, or members of his staff under his supervision, have reviewed the circled numbers contained in the pages attached to such certificate as Exhibit A that are included in the (i) the Annual Report on Form 20-F for the fiscal year ended December 31, 2019; (ii) the Report of Foreign Private Issuer on Form 6-K filed on May 6, 2020; (iii) the Investor Presentation filed as a Free Writing Prospectus on May 26, 2020; and (iv) the Prospectus (collectively, the “Circled Information”); and

(iii)     he confirms that (i) the Circled Information was prepared utilizing information derived from the appropriate financial, accounting, operational and corporate records of the Company and its subsidiaries; (ii) the Circled Information is complete, accurate and correct in all material respects; and (iii) there is no reason to believe that any modification should be made to the Circled Information;

(d)     The Underwriters shall have received on the Closing Date and any Option Closing Date, an opinion of Seward & Kissel LLP, outside counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, in the form and substance agreed to by the Underwriters and Seward & Kissel LLP.

(e)     The Underwriters shall have received on the Closing Date and any Option Closing Date, an opinion of Hunton Andrews Kurth LLP, counsel for the Underwriters, dated the Closing Date or the Option Closing Date, as the case may be, in the form and substance agreed to by the Underwriters and Hunton Andrews Kurth LLP.

The opinion of Seward & Kissel LLP described in Section 5(d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(f) The Underwriters shall have received, on each of the date hereof and the Closing Date or the Option Closing Date, as the case may be, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from PWC France, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the date hereof, the Closing Date or the Option Closing Date, as the case may be, shall use a “cut-off date” not earlier than three days prior to the date of such respective letter.

The several obligations of the Underwriters to purchase Securities hereunder are subject to the delivery to the Manager on the applicable Closing Date or Option Closing Date, as the case may be, of such documents as the Manager may reasonably request with respect to the good standing of the Company, the due authorization, execution, issuance and authentication of the Securities to be sold on the Closing Date or such Option Closing Date, as the case may be, and other matters related to the execution, issuance and authorization of such Securities.

6.       Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)     To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)     Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)     To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)     Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)     If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)     If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)     To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h)     To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)     To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the offering in a form consented to by the Manager, substantially in the form of Annex I hereto, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

(j)     Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the

Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any blue sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by FINRA; (v) all fees and disbursements of counsel for the Underwriters (inclusive of fees and disbursements incurred pursuant to Section (iv) above) incurred in connection with the transactions contemplated by this Agreement in an amount not to exceed $160,000, (vi) all costs and expenses incident to listing the Securities on the New York Stock Exchange (“NYSE”) or other national securities exchanges and foreign stock exchanges, (vii) the cost of the preparation, issuance and delivery of the Securities, (viii) the costs and charges of any trustee, transfer agent, registrar or depositary, (ix) all costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company and travel and lodging expenses of the representatives and officers of the Company and any such consultants; provided that the Company shall not reimburse the Underwriters for any of the Underwriters’ expenses related to this subsection (ix), (x) the document production charges and expenses associated with printing this Agreement, and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(k)     If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(l)     During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the Manager identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriters).

(m) Application shall have been made to list the Securities on the NYSE for trading on the Exchange and, in connection therewith, the Company shall have caused to be prepared and submitted to NYSE a listing application with respect to the Securities. The Company will use commercially reasonable efforts to list the Securities on NYSE.

7.       Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.       Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(a)     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(b)     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(c)     To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the

Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Securities as set forth in the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(d)     The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e)     The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9.       Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of NYSE, the NYSE MKT, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by the United States Federal Government or New York State, the Republic of the Marshall Islands or other relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.      Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Firm Securities set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities and the aggregate principal amount of Firm Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Firm Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Securities and the aggregate principal amount of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Additional Securities to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Securities to be sold on such Option Closing Date or (ii) purchase not less than the principal amount of Additional Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such

Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out of pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.      Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(a)     The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arms’-length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

(b)     The Company acknowledges that: (i) each of the Underwriters’ research analysts and research departments are required to be independent from its respective investment banking division and are subject to regulations and internal policies relating to such independence, (ii) each of the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters relating to any conflict of interest that may arise from any potential conflict of interest relating to the foregoing.

12.      Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.      Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

(a)     Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each of the Company and its subsidiaries not located in the United States irrevocably appoints Sting, LLC, a Delaware limited liability company, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

(b)     With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

14.      Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.      Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of B. Riley FBR, Inc., 299 Park Avenue, 21st Floor, New York, NY 10171, Attention: General Counsel; and if to the Company shall be delivered, mailed or sent to Scorpio Tankers Inc., 150 E. 58th Street, New York, New York 10022, Attention: Brian M. Lee.

[Remainder of page intentionally left blank. Signature pages follow.]

Very truly yours,

SCORPIO TANKERS INC.

By:	/s/ Brian M. Lee
Name: Brian M. Lee
Title: Chef Financial Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

B. Riley FBR, Inc.

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

B. Riley FBR, Inc.

By:	/s/ Patrice McNicoll
Name: Patrice McNicoll
Title: Co-Head of Investment Banking

[Signature Page to Underwriting Agreement]

SCHEDULE I

Manager:	B. Riley FBR, Inc.

Manager authorized to release lock-up under Section 6(l):	B. Riley FBR, Inc.

Manager authorized to appoint counsel under Section 8(c):	B. Riley FBR, Inc.

Registration Statement File No.:	333-230469

Time of Sale Prospectus

1.  Prospectus dated March 22, 2019 relating to the Shelf Securities

2.  Preliminary prospectus supplement dated May 26, 2020 relating to the Securities

3.  Investor Presentation dated May 26, 2020 relating to the Securities

4.  Term sheet dated May 26, 2020 relating to the Securities

Securities to be purchased:	7.00% Fixed Rate Senior Unsecured Notes due 2025

Aggregate Principal Amount of Firm Securities:	$25,000,000

Aggregate Principal Amount of Additional Securities:	$3,750,000

Public Offering Price:	$25.00

Maturity:	June 30, 2025

Interest Rate:	7.00% per annum, accruing from May 29, 2020

Interest Payment Dates:	March 30, June 30, September 30 and December 30, commencing June 30, 2020

Closing Date and Time:	May 29, 2020 at 10:00 a.m.

Closing Location:	Hunton Andrews Kurth LLP 200 Park Avenue New York, New York 10166

Address for Notices to Underwriters:	B. Riley FBR, Inc. 299 Park Avenue, 21st Floor New York, New York 10171 Attention: General Counsel

Address for Notices to the Company:	Scorpio Tankers Inc. 150 E. 58th Street New York, New York 10022 Attention: Brian M. Lee

SCHEDULE II

Underwriter	Principal Amount of Firm Securities

B. Riley FBR, Inc.	$7,625,000
Ladenburg Thalmann & Co. Inc.	$2,250,000
Janney Montgomery Scott LLC	$3,375,000
William Blair & Company, L.L.C.	$4,562,500
Boenning & Scattergood, Inc.	$937,500
Incapital LLC	$3,312,500
National Securities Corp.	$1,125,000
Wedbush Securities Inc.	$1,812,500

Total	$25,000,000

ANNEX I

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-230469

PRICING TERM SHEET

May 26, 2020

$25,000,000

SCORPIO TANKERS INC.

1,000,000

7.00% FIXED RATE SENIOR UNSECURED NOTES DUE 2025

The information in this pricing term sheet relates to the offering of the 7.00% Fixed Rate Senior Unsecured Notes due 2025 of Scorpio Tankers Inc. (the “Offering”) and should be read together with the preliminary prospectus supplement dated May 26, 2020 relating to the Offering (the “Preliminary Prospectus Supplement”) and the prospectus dated March 22, 2019, including the documents incorporated by reference therein, relating to Registration Statement No. 333-230469. The information in this pricing term sheet supersedes the information in the Preliminary Prospectus Supplement and the accompanying prospectus to the extent inconsistent with the information in the Preliminary Prospectus Supplement and the accompanying prospectus. Terms used but not defined herein have the meanings given in the Preliminary Prospectus Supplement.

Issuer	Scorpio Tankers Inc.

Securities Offered	7.00% Fixed Rate Senior Unsecured Notes due 2025 (the “Notes”)

Principal Amount	$25,000,000

Over-allotment Option	$3,750,000 principal amount

Maturity	June 30, 2025

Coupon	7.00%

Interest Payment Dates	March 30, June 30, September 30 and December 30 of each year, commencing June 30, 2020

Record Dates	March 15, June 15, September 15 or December 15 of each year (whether or not a Business Day), immediately preceding the relevant Interest Payment Date

Trade Date	May 27, 2020

Settlement Date	May 29, 2020

Public Offering Price	$25.00 per Note

Underwriters’ Discount	$0.7875 per Note

Underwriters’ Purchase Price from Issuer	$24.2125 per Note

Net Proceeds to the Issuer (before expenses)	$24,212,500 (assuming no exercise of the underwriters’ option to purchase additional Notes)

Denominations	$25.00 and integral multiples of $25.00 in excess thereof

Optional Redemption	The Notes may be redeemed for cash, in whole or in part, at any time at our option (i) on or after June 30, 2022 and prior to June 30, 2023, at a redemption price equal to 102% of the principal amount to be redeemed, (ii) on or after June 30, 2023 and prior to June 30, 2024, at a redemption price equal to 101% of the principal amount to be redeemed, and (iii) on or after June 30, 2024 and prior to maturity, at a redemption price equal to 100% of the principal amount to be redeemed, in each case, plus accrued and unpaid interest to, but excluding, the date of redemption, as described under “Description of Notes—Optional Redemption.”

Redemption Upon a Change in Control	If a “Change of Control” occurs prior to June 30, 2022, the Issuer shall have the right to repurchase the Notes, in whole but not in part, within 90 days of the occurrence of the Change of Control, at a redemption price equal to 104% of the principal amount to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption, upon the occurrence of certain change of control events, as described under “Description of Notes—Optional Redemption Upon Change of Control.”

Ratings	The Notes will not be rated by any nationally recognized statistical rating organization

Listing	The Issuer has submitted an application to list the Notes on the New York Stock Exchange under the symbol “SBBA.” If approved for listing, trading on the New York Stock Exchange is expected to commence within 30 days after the Notes are first issued

CUSIP/ISIN	80918T 208 / US80918T2087

Joint Book-Running Managers	B. Riley FBR, Inc. Ladenburg Thalmann & Co. Inc. Janney Montgomery Scott LLC William Blair & Company, L.L.C.

Co-Managers	Boenning & Scattergood, Inc. Incapital LLC National Securities Corp. Wedbush Securities Inc.

Certain Covenants	The indenture governing the Notes will include the covenants described under “Description of Notes—Certain Covenants” in the Preliminary Prospectus Supplement

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell the Notes and is not soliciting an offer to buy the Notes in any jurisdiction where the offer or sale is not permitted.

Scorpio Tankers Inc. (“Scorpio”) has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents Scorpio has filed with the SEC for more complete information about Scorpio and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Scorpio, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling B. Riley FBR, Inc. at (703) 312-9580 or by emailing prospectuses@brileyfbr.com.